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                                                                    EXHIBIT 10.1


                          FINANCIAL ADVISORY AGREEMENT

         AGREEMENT (the "Agreement"), dated as of February 2, 2000, by and between Capitalink, L.C., a Florida corporation with its principal place of business at 800 Douglas Road, La Puerta del Sol, #245, Coral Gables, Florida 33134 ("Capitalink", or the "Financial Advisor"); and America's Senior Financial Services, Inc., a Florida corporation with its principal place of business at 15544 N.W. 77th Court, Miami Lakes, Florida 33016 ("AMSE"). Financial Advisor and AMSE are hereinafter collectively referred to as the "Parties".

                              W I T N E S S E T H:

         WHEREAS, the Parties hereto desire for the Financial Advisor to advise AMSE with respect to its corporate development activities, capital formation initiatives and the further development and implementation of AMSE's public markets strategy under the terms and conditions of this Agreement;

         WHEREAS, the Parties hereto desire to memorialize the services to be provided to AMSE by Financial Advisor, the compensation to be received by Financial Advisor from AMSE for providing such services, and the terms and conditions that shall govern the relationship between the Parties.

         NOW THEREFORE, the Parties, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, who by executing this Agreement agree to be bound by its terms and conditions, hereby agree as follows:

         1. TERM. This Agreement shall be for a term of three (3) years, commencing as of the date first written above, and terminating one day prior to the third anniversary hereof. Notwithstanding the forgoing and except for earlier termination as otherwise provided for hereinafter, either Party hereto may terminate this Agreement after the initial eighteen (18) months of the term hereof, upon ninety (90) days prior written notice.

         2. SERVICES TO BE PROVIDED BY FINANCIAL ADVISOR. The Financial Advisor will provide the following services to AMSE:

                  (a) Study and review the business operations and historical financial performance of AMSE (based upon management's forecast of financial performance) so as to enable the Financial Advisor to provide advice to AMSE.

                  (b) Assist AMSE in attempting to formulate the optimal strategy to meet AMSE's working capital and capital resources needs during the term of this Agreement.

                  (c) Assist in the formulation of the terms and structure of any reasonably proposed business combination transaction ("Transaction"), involving AMSE and presented to Financial Advisor by AMSE, or to AMSE by Financial Advisor.

                  (d) Arrange for or assist AMSE in obtaining debt and/or equity financing in such amounts that AMSE agrees are required for the purpose of financing AMSE's operations ("Financing").

                  (e) Assist in any presentation to the Board of Directors of AMSE, as requested, in connection with a proposed transaction or financing.

                  (f) Subject to the following, if requested, render an opinion (a "Fairness Opinion"), to the Board of Directors of AMSE as to whether the consideration to be paid in any proposed acquisition of any business by AMSE is fair and appropriate from the financial point of view of its shareholders.



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Notwithstanding the foregoing the Parties hereto hereby agree that with respect to the rendering of any Fairness Opinion, AMSE shall offer Financial Consultant the right of first refusal during the term hereof to so render such Fairness Opinion. Financial Advisor shall notify AMSE within twenty-four (24) hours after AMSE so notifies Financial Advisor of the request for such Fairness Opinion as to whether Financial Advisor is willing and able to render such Fairness Opinion on terms so reasonably requested by AMSE. AMSE shall only be required to retain Financial Advisor to render such Fairness Opinion hereunder in the event the cost of rendering such Fairness Opinion by Financial Advisor is at least ten percent (10%) less than the lowest bona fide bid for such opinion received by AMSE. In addition, AMSE agrees to so notify Financial Advisor of such lowest third party bid received by AMSE to render such opinion in order to enable Financial Advisor to so satisfy the foregoing price qualification. The Parties further agree and acknowledge that Financial Advisor shall have twenty-four (24) hours to respond to AMSE in order to satisfy such pricing qualification. Any non-responsiveness hereunder shall be deemed to mean that a Party cannot pr is unwilling to satisfy any such requests or price qualifications. For purposes of this SubSection all notices may be given telephonically, or by person or by fax and shall be deemed given when the call is made, or the notice delivered or transmitted.

                  (g) Advise AMSE as to the expected reaction of the financial community to any transaction and assist in determining the optimum means of communicating the pertinent aspects of such transaction, such as strategic considerations, benefits to AMSE and financial impact to the financial community.

         3. STATUS OF FINANCIAL ADVISOR. The Financial Advisor hereby represents and acknowledges that the Financial Advisor is a broker-dealer registered with the National Association of Securities Dealers, Inc. and with New York, New Jersey, Florida, Connecticut and California. Financial Advisor does not represent that it is acting as an attorney or certified public accountant, and advises AMSE to seek professional advice necessary in all legal and accounting matters. Financial Advisor's role is to use its best efforts to assist AMSE in its efforts to obtain financing and to perform the advisory services detailed herein. Accordingly, Financial Advisor will identify potential investors, help negotiate one or more mutually agreeable transaction(s) and coordinate the needed professionals to prepare the documentation, review same to confirm that it meets the needs of AMSE and assure the timely closing of the contemplated transaction(s).

         4. FEES. For providing the financial advisory and investment banking services contemplated herein, AMSE agrees to compensate the Financial Advisor as follows:

                  (a) TRANSACTION FEES - ACQUISITIONS. It is understood by the Parties that Financial Advisor is relying upon AMSE to provide compensation to it based on the successful completion of each merger or acquisition transaction(s) as provided for in this Section 4(a).

                           (i) In the event a Transaction is initiated by AMSE during the term of this Agreement, and such Transaction results in a Letter of Intent during the term of this Agreement and is subsequently closed with such third party and AMSE during the term of this Agreement or within twelve (12) months subsequent to the termination of this Agreement (subject to the termination provisions described herein), a transaction fee ("Transaction Fee"), computed as follows based upon the consideration for such Transaction and payable upon the closing of such Transaction shall be due and owing by AMSE to Financial Advisor:

                           Five percent (5%) of the first two million dollars; four percent (4%) of the next two million dollars; three percent (3%) of the next two million dollars and one percent (1%) of the balance of the consideration of the Transaction, but in no event less than $25,000 for any Transaction consummated by AMSE, PROVIDED HOWEVER, that Financial Advisor and



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                           AMSE agree that Transactions calling for a
                           consideration of less than $500,000 to be paid by AMSE are to be expressly exempted from a Transaction Fee in consideration of AMSE agreeing to pay Financial Advisor the monthly consulting fees, as more fully detailed herein.

                           (ii) For Transactions involving acquisition candidates identified by AMSE or its directors or its management who are acquired by or merged with AMSE, Financial Advisor shall be paid compensation for the consummation of the Transaction, as follows: A success fee based on seventy-five percent (75%) of the Modified Lehman Formula defined in the preceding Paragraph, PROVIDED HOWEVER, that Financial Advisor and AMSE agree that Transactions calling for a consideration of less than $500,000 to be paid by AMSE are to be expressly exempted from a Transaction Fee in consideration of Financial Advisor receiving the monthly consulting fees from AMSE, as more fully detailed herein.

         For purposes herein, "consideration" shall mean everything paid or payable by one Party to the other in a transaction, including but not limited to, cash, securities, promissory notes, loans or any other purchase related consideration excluding payments contingent upon future events or conditions. With respect to any such payments contingent upon future events or conditions, the parties hereto hereby agree that the parties will use their best efforts to then agree as to any fair and reasonable consideration to be paid to Financial Advisor hereunder with respect to any such aspect of such consideration, after taking into account various factors, including without limitation the present value of any such future payments.

         Any such Transaction Fee due to the Financial Advisor will be an obligation of AMSE to be paid in cash or other consideration that is acceptable to the Financial Advisor, PROVIDED HOWEVER, that the Parties agree that AMSE shall pay such fees in a manner reasonably determined upon the then mutual agreement of AMSE and Financial Advisor to allow for sufficient working capital for the operation of AMSE; it being the intent of both AMSE and Financial Advisor to use their respective best efforts to ensure that any payments of any cash fees hereunder do not jeopardize the working capital need of AMSE. In the event that any such fees are not paid at closing of any Transaction as provided for herein; then the Parties agree to establish a fee payment schedule for each such Transaction (in form and substance similar to the fee schedule previously utilized by AMSE. in connection with its acquisition by AMSE of Dow Guarantee Corp., which schedule has previously been disclosed to Financial Advisor), and which will provide for at a minimum that the entire fee will be paid within six
(6) months of the closing of such Transaction, and for a minimum twenty-five percent (25%) of the total fee to be paid in cash at the closing of such Transaction. Notwithstanding anything contained herein to the contrary, in AMSE's sole and complete discretion, the Parties hereto hereby agree that any fee due hereunder in connection with any non-cash consideration paid or payable, may be paid in kind by AMSE hereunder to Financial Advisor, provided that Financial Advisor is afforded piggyback registration rights with respect to the same.

                  (b) TRANSACTION FEES. PRIVATE PLACEMENT OR SECOND PUBLIC
OFFERING: It is understood by the Parties that Financial Advisor is relying upon AMSE to provide compensation to it in the event of the successful completion of one or more financing transactions as herein defined. As part of this Agreement, AMSE agrees to retain Financial Advisor to advise AMSE with respect to AMSE's ongoing capital formation initiatives and generally, to consult to and with AMSE. Financial Advisor will receive compensation for such consulting services and a "success fee" under the different circumstances outlined herein, as follows, PROVIDED HOWEVER, that Financial Advisor and AMSE agree that in the event AMSE procures gross proceeds of not more than $500,000 upon the consummation of a private financing, no consideration shall be required to be paid hereunder by AMSE to Financial Advisor with respect to any such private financing. Notwithstanding anything contained herein to the contrary, the




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Parties hereto hereby agree that in no event shall the following compensation
(inclusive of the issuance of any options or warrants hereunder), together with any compensation payable by AMSE to any underwriter or placement agent in connection with any such private placement or second public offering, exceed in the aggregate the maximum permitted by the National Association of Securities Dealers, Inc., which the Parties hereto hereby believe to be eighteen (18%) percent of the gross proceeds of such offering. The Parties hereto hereby agree and acknowledge that it is the intention of the Parties hereto that such compensation (together with any other compensation payable by AMSE to any underwriter or placement agent) not be deemed excess compensation by such regulatory body. In the event such aggregate compensation, as described above, is or may be so deemed to be excess compensation, the Parties hereto hereby agree to restructure such compensation arrangement payable hereunder to Financial Advisor to ensure that such aggregate compensation may not be deemed excess compensation. In calculating the amount of compensation payable hereunder for the foregoing purposes, the Parties agree to use the standards and/or guidelines utilized by the National Association of Securities Dealers, Inc. to value non-cash elements of compensation.

                           (i) Financial Advisor shall be compensated for the consummation of any private placement financing(s), and paid at closing out of the proceeds of the Financing, as follows: a success fee based on a "Modified Lehman Formula", as follows: 7.5% of the first $500,000; 5% of the next two million dollars of gross proceeds; 4% of the next two million dollars of gross proceeds; 3% of the next two million dollars of gross proceeds; 2% of the next two million dollars of gross proceeds; and 1% of the transaction value in excess of $8.5 million, PROVIDED HOWEVER, that if AMSE identifies the funding source, or in the event of a second public offering, then the compensation provided to the Financial Advisor shall be fifty percent (50%), of the success fee calculated hereunder;

                           (ii) In addition to the cash compensation to be paid to Financial Advisor upon the closing of a Financing as described in Paragraph (i) above, Financial Advisor shall be entitled to participate in the equity of AMSE after a private placement financing or a second public offering has been consummated and the proceeds realized by AMSE. Specifically, Financial Advisor shall receive 0.5% of the outstanding Common Stock of AMSE for each $500,000 of equity capital raised by Financial Advisor up to a maximum amount of 5% of AMSE's outstanding Common Stock, based on the number of shares of Common Stock issued and outstanding immediately after each equity capital raise. If, however, any such private placement financing, or second public offering was identified by AMSE prior to the execution of this Agreement (See Exhibit A, attached hereto and incorporated herein by reference, for a list of such funding sources) the equity that Financial Advisor shall receive shall be fifty percent (50%) of the amount indicated above, up to a maximum amount of two and one-half percent (2.5%) of AMSE's outstanding Common Stock.

                           (iii) In addition to the grant of equity as detailed herein, Financial Advisor shall receive options to purchase shares of Common Stock of AMSE under the following terms and conditions:
         Financial Advisor shall receive options to purchase 0.75% of AMSE's Common Stock for each $500,000 of cash consideration received by AMSE pursuant to the efforts of Financial Advisor, up to a maximum amount of 5% of AMSE's outstanding Common Stock, based on the number of shares of Common Stock issued and outstanding immediately after each equity capital raise. If, however, any such private placement financing, or second public offering was identified by AMSE prior to the execution of this Agreement (See Exhibit A for list of such funding sources), then the amount of the options that Financial Advisor shall receive shall be fifty percent (50%) of the amount indicated above, up to a maximum amount of two and one-half percent (2.5%) of AMSE's outstanding Common Stock. Said options shall expire three (3) years from the date of issuance of the options, which date shall be the date as of the consummation of such Financing. The exercise price of the options shall




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         be the greater of 120% of the per share price paid by an investor(s)
         pursuant to the Financing or 120% of the exercise price of any derivative securities issued to an investor in connection with the Financing; and the options may not be exercised during the first year of the issuance. The Company agrees to provide reasonable piggyback rights with regard to such options.

                           (iv) The Financial Advisor hereby agrees to provide AMSE's designee, Nelson A. Locke, his successors and or his assigns, with an irrevocable seven (7) year proxy with respect to the voting rights associated with any shares beneficially owned by Financial Advisor, its successors, transferees and/or assigns, except as provided below, obtained by the Financial Advisor pursuant to this Agreement. Financial Advisor agrees that the certificates evidencing such shares shall bear an appropriate restrictive legend evidencing such proxy. Moreover, Financial Advisor hereby agrees to give AMSE and/or Nelson A. Locke a right of first refusal, as more fully described below, with respect to the sale or other disposition of all or a portion of such shares during the term said proxy is in effect. Financial Advisor further agrees to normal and reasonable lock-up provisions requested by a bona fide underwriter of a second public offering with respect to the shares obtained or otherwise acquired pursuant to the terms of this Agreement. Financial Advisor further agrees to execute any reasonable documentation required by AMSE in connection with the foregoing. In addition, and notwithstanding anything contained herein to the contrary, provided the above-right of first refusal is adhered to, any purchaser of such shares who purchases such shares pursuant to a public sale of the same effectuated on an exchange or on an inter-dealer quotation system, shall not be bound by such proxy requirement.

                           (v) With respect to the right of first refusal granted AMSE and/or Nelson A. Locke in Section (iv) above, the parties hereto hereby agree that in the event of a contemplated public sale of any such shares by Financial Advisor, Financial Advisor hereby agrees to notify AMSE and Nelson Locke in writing of any such contemplated public sale, including any price limitations associated with such sale. AMSE and/or Nelson A. Locke shall have five (5) days from the date notice is deemed given hereunder to so notify Financial Advisor in writing of the exercise of such right of first refusal with respect to all or any of such shares, and, if exercised, the consummation of the sale of such shares shall be effectuated within five (5) days after notice is deemed given hereunder of such exercise. The per share price payable by the Company and/or Nelson A. Locke shall be the fifteen (15) day average closing price of the shares, as reported on any exchange or inter-dealer quotation system, including the "pink sheets" or the bulletin board, that the shares are then publicly traded, for the fifteen (15) trading days for which quotations are readily available immediately preceding the day prior to the date said notice is given hereunder by Financial Advisor. Any said notice by Financial Advisor shall include the computation for such share price, and if such price is disputed by AMSE or Nelson A. Locke, the parties hereto hereby agree to use their best efforts to resolve the same. If no so notice is given within such five (5) day period by the Company and/or Nelson Locke, then Financial Advisor may publicly sell such shares the subject of such notice within the thirty (30) day period commencing as of the earlier of (i) the date AMSE and Nelson A. Locke notify the Financial Advisor that they are not exercising such right of first refusal and
         (ii) the date said five day period during which Nelson A. Locke and/or the Company must notify Financial Advisor of their desire to exercise such right of first refusal expires. In the event Financial Advisor does not sell any of the shares within said thirty (30) day period, then with respect to such shares not so sold, the right of first refusal shall remain in effect and the foregoing procedure must be followed in its entirety with respect to any such future sales. In the event of any private sales or dispositions of such shares, the



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         foregoing procedure with respect to the public sale must be adhered to, with the following modifications: The identity of a bona-fide third party offeror, together with all other information reasonably requested by the Company and/or Nelson A. Locke must be made available to Nelson
         A. Locke and the Company, including the terms and conditions of such third party offer. The right of first refusal shall be at a price per share equal to the lower of (i) the bona fide third party offer, as evidenced by a written offer of such third party and (ii) the market price (as determined above for public sales). In addition, AMSE and/or Nelson A. Locke shall have fifteen (15) days to respond to such offer, instead of the five days with respect to public sales, and the thirty day period during which Financial Advisor must consummate the transaction shall commence as of the earlier of the dates specified above with respect to public sales, as described above, except that the second measuring date shall be at the end of the fifteen day period, described in the forepart of this sentence. All bona-fide non-public sales and/or dispositions, including gifts and distributions, must provide that the purchaser and/or transferee, including any donees, agree to be bound by the proxy requirements set forth above. In addition, any dispositions for no consideration, i.e. gifts and/or distributions, must provide that such transferees and/or donees agree to bo bound by the terms of the afore-described rights of first refusal. In addition, Financial Advisor agrees and acknowledges that, notwithstanding anything contained herein to the contrary, the ability of Financial Advisor to dispose of any such shares may be limited and/or restricted by applicable law and regulation, including, without limitation, the prohibition against trading on inside or non-public information, which the Financial Advisor may be privy to as a consequence of the services being provided hereunder to AMSE.

                           (vi) Notwithstanding anything contained herein to the contrary, Financial Advisor hereby agrees that at no time shall Financial Advisor beneficially own (including all options and other derivative securities owned of record or beneficially by Financial Advisor) in excess of 9.9% of the then outstanding shares of Common Stock of AMSE. To the extent, any issuance of options or the issuance of equity hereunder causes Financial Advisor to so beneficially own such equity, as described above, in excess of such percentage, then the amount of options and/or shares issuable hereunder shall be reduced such that such ownership shall not exceed such percentage. Financial Advisor further agrees and acknowledges Financial Advisor's obligation to act in accordance with applicable securities laws and regulations, including those prohibitions on effectuating transactions on insider or non-public information.

                           (vii) As additional consideration and in lieu of "small" fees as more fully detailed above, AMSE agrees to pay Financial Advisor a monthly consulting fee, as of the first day of each month, in the amount of $2,000 beginning as of the date of this Agreement (pro-rated, however for the first month based upon the number of days remaining is such month based upon the date of this Agreement). The parties hereby agree that the first such monthly consulting fee payment shall be deferred for a period of up to ninety (90) days from the date of this Agreement. In addition, to the extent that AMSE, in its sole determination, which shall not be unreasonably applied, determines that it does not have sufficient cashflow with which to make such payments, such payments shall be waived. Otherwise, if AMSE determines that it has sufficient cash flow to make such payments, it will make such payments to Financial Advisor as provided for herein. Accordingly, Financial Advisor shall serve as a consultant to AMSE with respect to such matters as may from time to time be requested by the Board of Directors of AMSE, any of its subsidiaries, or members of AMSE's Executive Committee, provided that, for the period of time twenty-four
         (24) months subsequent to the completion of a private placement or second public offering pursuant to which AMSE realizes gross proceeds from any such transaction of not less than $15,000,000, or until the expiration of this Agreement (whichever is sooner), the consulting fee



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         shall increase to $5,000 per month.

                  (c) OTHER CONSIDERATION: In addition to any fees that may be payable to the Financial Advisor hereunder and regardless of whether any Transaction or Financing is consummated:

                           (i) AMSE will be responsible for all of its legal and other professional fees associated with the preparation and review of any necessary documentation and the closing of any agreed upon Transaction. Any investor or acquisition candidate will be responsible for all of his or its legal and other professional fees associated with the closing of any agreed upon Transaction. Should Financial Advisor choose to retain professionals in addition to those retained by AMSE, then Financial Advisor will be solely responsible for all such legal and professional fees unless approved in advance and in writing by AMSE. In the event either Party shall enforce any remedy at law or in equity arising from this Agreement and is the prevailing Party in such action, it shall be entitled to recover its reasonable attorneys' fees and costs including on appeal from the non-prevailing Party.

                           (ii) AMSE hereby agrees from time to time upon request to reimburse the Financial Advisor (a) for all reasonable travel, and all other out-of-pocket expenses incurred in performing the services hereunder (provided that the reimbursement for expenses in excess of $200.00 shall be subject to the prior approval of AMSE, such approval not to be unreasonably withheld; and (b) for all reasonable travel, and out-of-pocket expenses incurred in assisting AMSE to prepare for, or defend against any action, suit, proceeding, or claim brought or threatened to be brought arising out of or based upon our services hereunder and in providing evidence, producing documents or otherwise participating in any such action, suit, proceeding, or claim except in the event that the costs are incurred as a result of the ordinary negligence or willful misconduct of the Financial Advisor.

         5.       MISCELLANEOUS:

                  (a) Financial Advisor acknowledges that AMSE will be providing confidential information to Financial Advisor. The Parties hereto agree that they will cooperate with each other and provide full due diligence, and that all conversations, documentation, or work products will be kept in the utmost confidence. Financial Advisor agrees to execute as part of this Agreement a more detailed confidentiality and non-disclosure agreement. Likewise, AMSE acknowledges that Financial Advisor will be providing confidential information to AMSE. Accordingly, AMSE agrees that the information, including but not limited to, Financial Advisor's database of investors, methods, systems and procedures, will be kept confidential and shall not, without the prior written consent of Financial Advisor, be disclosed by AMSE, except to its attorneys, accountant and Board of Directors. Financial Advisor intends to introduce AMSE to its contacts, including private and institutional financing sources or strategic alliances. AMSE agrees that it will respect Financial Advisor's relationships with these investors and other sources of financing and that AMSE shall not participate in or permit the circumvention of any obligation to Financial Advisor created by this Agreement or any means. Except as otherwise provided herein, it is agreed that should AMSE (i) complete a transaction or
(ii) receive funds from a financing source introduced by Financial Advisor within either the period of one (1) year from the date of the initial introduction, or during the term hereof, whichever period is longer, AMSE shall pay Financial Advisor its fees according to this Agreement. As used herein, the term "introduced" or 'introduction" shall mean one or more formal meetings (where a formal meeting is defined as a meeting with a principal investor or his authorized agent who has been introduced by Financial Advisor and who has reviewed AMSE's material and expressed an interest in making an investment in AMSE and has the financial wherewithal to so make such investment), and shall exclude sources to whom AMSE is previously known or to whom AMSE has been previously introduced to by others, directly or indirectly, during the term of this Agreement or prior to the date of introduction facilitated by Financial



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Advisor hereunder, except such exclusion shall not pertain to those persons identified on Schedule B, annexed hereto and incorporated herein by reference.

                  (b)

                           (i) Recognizing the matters of the type contemplated in this engagement sometimes result in litigation and that the Financial Advisor's role is advisory, AMSE agrees to hold the Financial Advisor harmless and to indemnify the Financial Advisor from and against any and all losses, claims, damages, liabilities or reasonable expenses whatsoever as incurred by Financial Advisor in defending any litigation or proceeding, commenced or threatened, or in connection with any claim whatsoever, whether or not resulting in any liability, to which such Financial Advisor may become subject under any applicable Federal or state law or otherwise caused by or arising out of or based upon or otherwise relating to or in connection with the Financial Advisor's engagement hereunder, or any Transaction closed pursuant to this Agreement. However, such indemnification and contribution shall not apply to any claim, loss or expense, which has arisen solely from the Financial Advisor's negligence or willful misconduct in performing its services hereunder.

                           (ii) The indemnity provided herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination, or consummation or failure to initiate or consummate any transaction referred to herein, (ii) any termination or the completion or expiration of this Agreement or the Financial Advisor's engagement as AMSE's Financial Advisor and (iii) whether or not the Financial Advisor shall be called upon to render any formal or informal advice in the course of such Agreement.

                           (iii) The invalidity or enforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                           (iv) Upon execution, this Agreement may only be modified by an addendum which shall be in writing signed by both Parties and which shall be incorporated and merged into this Agreement as if fully set forth at the time of the initial execution of this Agreement. All such addendum hereto shall not alter the original terms and conditions of this Agreement, except as specifically stated in the addendum.

                           (v) This Agreement shall not be assigned by either Party without the prior written consent of the Parties, and that this understanding extends to any invoices of any kind tendered to AMSE by Financial Advisor during the life of this Agreement, or outside of this Agreement by nature of any "side agreements" which may be executed in the future.

                           (vi) No waiver by a Party of any default or breach by any other Party under this Agreement shall operate as a waiver of any future default or breach, whether of like or different character or nature.

                  (c) In consideration of Financial Advisor executing this Agreement, AMSE shall pay to Financial Advisor a signing bonus in the form of 75,000 shares of AMSE's common stock. Such shares shall be issued by AMSE pursuant to an exemption under federal and state securities and shall be restricted shares as held by Financial Advisor. Financial Advisor represents



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that it takes such shares for investment purposes only and not with a view towards distribution of such shares; and further represents and warrants that such shares shall only be sold pursuant to an effective registration statement or pursuant to an applicable exemption under federal and state securities laws. AMSE agrees that it will allow Financial Advisor certain "piggyback" registration rights with respect to such shares to the extent and upon the terms and conditions provided for in the Registration Rights Agreement to be entered into by and between AMSE and Financial Advisor as of the date of this Agreement.

         6. TERMINATION:

                  (a) Notwithstanding anything contained herein to the contrary, the Company may terminate this Agreement with the Financial Advisor pursuant to its terms at any time for cause by giving written notice of termination. Such termination will become effective upon giving of such notice. Upon any such termination for cause, the Financial Advisor shall have no right to the Transaction Fees or other consideration as provided for hereunder. For purposes of this Agreement, "cause" shall mean: (i) the Financial Advisor or any of its affiliates is or are indicted of a felony; (ii) the Financial Advisor or any of its affiliates in carrying out the duties and obligations hereunder, has or have been accused in a civil action to have committed negligence or misconduct resulting in either case in material harm to the Company, or (iii) the Financial Advisor materially breaches any provision of this Agreement and fails to cure the same during the fifteen (15) day period after notice of the same is given hereunder to Financial Advisor.

                  (b) In addition, either Party may terminate this Agreement upon the occurrence of any of the following events: (i) an assignment by a Party for the benefit of creditors; or (ii) the filing of a voluntary or involuntary petition by or against a Party under any federal or state law for the purpose of adjudicating the other Party bankrupt, or (iii) the filing of a voluntary or involuntary petition by or against a Party for reorganization, dissolution, or arrangement on account of or to prevent bankruptcy or insolvency, or (iv) the appointment of a receiver for the assets of a Party; or (v) loss of any permit or approvals needed to conduct the business of the Parties. Each of the foregoing events shall constitute a default hereunder and a breach of this Agreement. All remedies of both Parties hereunder are cumulative and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not preclude the exercise of any other remedy. No failure or delay on the part of either Party to exercise any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by either Party of any right or remedy hereunder preclude any other or further exercise of any right or remedy. If any payment is not made when due hereunder, the Parties shall pay interest on such payment at the maximum rate permitted by Florida law.

         7. NOTICE: Any notice required or permitted by this Agreement shall be in writing and shall be deemed given at the time it is deposited in the United States Mail, postage prepaid, certified or registered mail, return receipt requested or hand delivered with a receipt addressed to the Party whom it is to be given to the addresses first indicated above, and with respect to AMSE, addressed to the attention of Nelson A. Locke, President, and with respect to Capitalink, addressed to the attention of James S. Cassel, President.

Either Party may change its address to which notices shall be sent by a notice similarly sent.

         8. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida and venue for any dispute relating to or arising under this Agreement shall be in Miami-Dade County, Florida courts.

         9. ENTIRE AGREEMENT. This Agreement represents the entire understanding of the Parties with respect to the subject matter hereof and supersedes and merges herein all prior negotiations, understanding, agreements and representations. No amendment of this Agreement shall be binding or any affect unless in writing duly signed by the Party against which such amendment is sought to be enforced.

         10. HEADINGS. Any titles herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or



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construction of any of the terms and provisions hereof. As used in this
Agreement, the plural shall include the singular and the singular shall include the plural whenever appropriate.

         11. COUNTERPARTS. The Parties hereto may execute this Agreement in any number of separate counterparts, each of which, when executed and delivered by the Parties hereto, shall have the force and effect of any original. All such counterparts shall be deemed to constitute one and the same instrument.

         12. CONFIDENTIALITY. The Parties to this Agreement each agree to keep the contractual relationship and the terms and conditions herein confidential except (i) as may be required by force of law including the disclosure obligations under applicable securities law, (ii) due to demand of any federal or state or local agency, and (iii) except to the Party's attorney, accountant or employees who have a need to know. Each Party agrees to notify the other Party if any other disclosure is required.

         It is hereby agreed that the terms and conditions as contained herein are satisfactory to all Parties and they set their hands and seal to this Agreement as of the date first set forth above.

                                   CAPITALINK, L.C.

                                   By: /s/ BARRY E. STEINER
                                      ----------------------------------
                                           Barry E. Steiner
                                           Managing Director

                                   AMERICA'S SENIOR
                                   FINANCIAL SERVICES, INC.

                                   By: /s/ NELSON A. LOCKE
                                      ----------------------------------
                                           Nelson A. Locke
                                           President



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